UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 17, 2005

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714

(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000

Lafayette, Louisiana	70508

(Address of principal executive offices)	(Zip code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code: (337) 232-7028

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Registration Rights Agreement
Eighth Amendment to Amended and Restated Credit Agreement
Press Release dated June 17, 2005

Item 1.01. Entry into Material Definitive Agreement.

     Effective June 17, 2005, PetroQuest Energy, Inc. (the “Company”), through its wholly owned subsidiary PetroQuest Energy, L.L.C. (“PELLC”), entered into the Eighth Amendment to Amended and Restated Credit Agreement (the “Eighth Amendment”) with JPMorgan Chase Bank, N.A., Guaranty Bank, FSB and Calyon New York Branch. The Eighth Amendment permits the Company and PELLC to consummate the private placement of their 10 3/8% Senior Notes due 2012 described in Item 2.03 below, and removes the covenant previously limiting the Company’s consolidated general and administrative expenses.

     The Eighth Amendment is included herein as Exhibit 10.1 and is incorporated herein by reference. The forgoing description of the Eighth Amendment and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

     See also Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

     On June 3, 2005, the Company and PELLC (each an “Issuer” and collectively, the “Issuers”), TDC Energy LLC, a wholly owned subsidiary of the Company, and Pittrans Inc., a wholly owned subsidiary of PELLC (each a “Guarantor” and collectively, the “Guarantors”), entered into a Purchase Agreement with an initial purchaser relating to the private placement of an additional $25.0 million aggregate principal amount of the Issuers’ 10 3/8% Senior Notes due 2012 (the “New Notes”). The New Notes were priced at 99% of their face value to yield 10.578%, and are fully and unconditionally guaranteed by the Guarantors. The closing of the sale of the New Notes occurred on June 17, 2005, and the Issuers issued a global note for the New Notes as additional securities under an Indenture dated as of May 11, 2005 (the “Indenture”), pursuant to which, on May 11, 2005, the Issuers issued $125.0 million of 10 3/8% Senior Notes due 2012 (the “Initial Notes”). The Initial Notes and the New Notes constitute a single class of debt securities under the Indenture and are collectively referred to herein as the “Notes.”

     The Issuers are obligated to pay the $150.0 million aggregate principal amount of the Notes in cash upon maturity of the Notes on May 15, 2012. The Issuers will pay 10 3/8% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on May 15 and November 15 of each year, starting on November 15, 2005 to holders of record at the close of business on the preceding May 1 and November 1, respectively. The Issuers will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

     The Notes are senior unsecured obligations of the Issuers, and will rank (i) effectively junior to all existing and future secured indebtedness of the Issuers to the extent of the value of the assets securing such secured indebtedness, (ii) equal in right of payment to any existing and future senior unsecured indebtedness of the Issuers and (iii) senior in right of payment to any existing and future subordinated indebtedness of the Issuers. In addition, the guarantees of the Notes by the Guarantors will rank equally to all of such Guarantor’s existing and future senior unsecured obligations. The guarantees will be effectively subordinated to all secured indebtedness of the Guarantors to the extent of the assets securing such indebtedness.

     Except as set forth below, the Issuers will not be entitled to redeem the Notes prior to May 15, 2009. On and after May 15, 2009, the Issuers will be entitled to redeem all or a portion of the Notes at the redemption prices, plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2009	105.188%
2010	102.594%
2011	100.000%

At any time prior to May 15, 2008 the Issuers may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of certain equity offerings at a redemption price of 110.375% of the principal amount of the Notes plus any accrued and unpaid interest, if any, to the redemption date, subject to certain conditions.

     If the Company experiences a Change of Control (as defined in the Indenture), the Issuers will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

     Each of the following events will constitute an event of default under the Indenture:

•	a default in the payment of interest on the Notes when due, continued for 30 days;

•	a default in the payment of principal of any Note when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

•	the failure by the Company to comply with its obligations under the covenant regarding merger and consolidation, as provided in the Indenture;

•	the failure by either Issuer to comply for 30 days after notice with any of its obligations in the covenants regarding change of control (other than a failure to purchase Notes), limitation on indebtedness, limitation on restricted payments, limitation on restrictions on distributions from restricted subsidiaries, limitation on sales of assets and subsidiary stock (other than a failure to purchase Notes), limitation on affiliate transactions, limitation on line of business, limitation on the sale or issuance of capital stock of restricted subsidiaries, limitation on liens, or limitation on sale/leaseback transactions, future guarantors, or Securities and Exchange Commission (“SEC”) reports;

•	the failure by the Issuers or any Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

•	indebtedness of an Issuer, any Guarantor or any significant subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $5 million;

•	certain events of bankruptcy, insolvency or reorganization of an Issuer, a Guarantor or any significant subsidiary;

•	any judgment or decree for the payment of money in excess of $5 million is entered against an Issuer, a Guarantor or any significant subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed; or

•	a Guaranty ceases to be in full force and effect (other than in accordance with the terms of such guaranty) or a Guarantor denies or disaffirms its obligations under its guaranty (other than in accordance with the terms of such guaranty).

However, a default under the fourth and fifth bullet points above will not constitute an event of default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     In connection with the sale of the New Notes, the Issuers and the Guarantors entered into a Registration Rights Agreement, dated as of June 17, 2005 (the “Registration Rights Agreement”), with the initial purchaser, pursuant to which the Issuers have agreed to file exchange offer registration statement with the SEC with respect to an offer to exchange the New Notes for substantially identical notes that are registered under the Securities Act of 1933 (the “Securities Act”), and to use their reasonable best efforts to cause such registration statement declared effective by the SEC within 180 days after May 11, 2005. Additionally, the Issuers and the Guarantors have agreed to commence the exchange offer as soon as practicable after the exchange offer registration statement is declared effective by the SEC and to keep the exchange offer open for not less than 30 days after the date notice of the exchange offer is mailed to the holders of the New Notes. Under some circumstances, in lieu of a registered exchange offer, the Issuers have agreed to file a shelf registration statement with respect to the New Notes and to use their reasonable best efforts to keep the shelf registration statement effective until the earliest of (i) the time when the New Notes covered by the shelf registration statement can be sold pursuant to Rule 144 of the Securities Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (ii) two years from the May 11, 2005 and (iii) the date on which all New Notes registered thereunder are disposed of in accordance therewith. The Issuers are required to pay additional interest if they fail to comply with their obligations to register the New Notes within the specified time periods.

     The initial purchaser or its affiliates have provided investment banking services to the Company from time to time for which it has received customary fees and reimbursements of expenses and may in the future provide additional services. The initial purchaser and its affiliates may also engage in transactions with the Company or perform other services for the Company in the future.

     The Indenture and Registration Rights Agreement are included herein as Exhibit 4.1 and 4.2 and are incorporated herein by reference. The forgoing descriptions of the Indenture and Registration Rights Agreement and the transactions contemplated therein do not purport to be complete and are qualified in their entirety by reference to such documents.

Item 8.01. Other Events.

     On June 17, 2005, the Company issued a press release announcing the closing of its previously announced private placement of $25.0 million in aggregate principal amount of the New Notes. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

          (c) Exhibits:

4.1	Indenture, dated May 11, 2005, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., the Subsidiary Guarantors identified therein, and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 11, 2005).

4.2	Registration Rights Agreement dated June 17, 2005, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., the Subsidiary Guarantors identified therein and the Initial Purchaser.

10.1	Eighth Amendment to Amended and Restated Credit Agreement dated June 17, 2005, by and among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Pittrans Inc., TDC Energy LLC, JPMorgan Chase Bank, N.A., Guaranty Bank, FSB and Calyon New York Branch.

99.1	Press Release dated June 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: June 17, 2005	By:	/s/	Daniel G. Fournerat

Daniel G. Fournerat
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

4.1	Indenture, dated May 11, 2005, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., the Subsidiary Guarantors identified therein, and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 11, 2005).

4.2	Registration Rights Agreement dated June 17, 2005, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., the Subsidiary Guarantors identified therein and the Initial Purchaser.

10.1	Eighth Amendment to Amended and Restated Credit Agreement dated June 17, 2005, by and among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Pittrans Inc., TDC Energy LLC, JPMorgan Chase Bank, N.A., Guaranty Bank, FSB and Calyon New York Branch.

99.1	Press Release dated June 17, 2005.